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                                                           EXHIBIT 23 - CONSENTS


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Century Federal Profit Sharing and 401(k) Plan Registration Statement No. 33-43010 on Form S-8, the 1992 Long Term Incentive Plan Registration Statement No. 33-48077 on Form S-8, the 1994 Long Term Incentive Plan Registration Statement No. 33-90098 on Form S-8 and the 1994 Directors Stock Option Plan Registration Statement No. 33-90096 on Form S-8 of our report dated March 8, 1995, appearing in this Annual Report on Form 10-K of CENFED Financial Corporation for the year ended December 31, 1996.

                                                           Deloitte & Touche LLP

Los Angeles, California
March 18, 1997


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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CENFED Financial Corporation

We consent to the incorporation by reference in the registration statements (No. 33-43010, No. 33-48077, NO. 33-90098 and No. 33-90096) on Form S-8 of CENFED
Financial Corporation of our report dated January 27, 1997, relating to the consolidated statements of financial condition of CENFED Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of CENFED Financial Corporation.


                                                           KPMG Peat Marwick LLP

Los Angeles, California
March 24, 1997